Form Last Updated by the NYSE on April 28, 2006

NYSE Regulation

Domestic Company

Section 303A

Annual CEO Certification

As the Chief Executive Officer of National Retail Properties, Inc. (NNN), and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE’s corporate governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed on Exhibit H to the Company’s Domestic Company Section 303A Annual Written Affirmation.

This certification is:

☒  Without qualification

        or

☐  With qualification

By:	/s/ Craig Macnab
Print Name:	Craig Macnab
Title:	Chief Executive Officer
Date:	June 3, 2008